UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2017

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Pkwy.

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Consistent with its previous disclosure, on October 5, 2017, Clear Channel Outdoor Holdings, Inc. (the “Company”), an indirect, non-wholly owned subsidiary of iHeartCommunications, Inc. (“iHC”), (i) demanded (the “Demand”) repayment of $25.0 million outstanding under the Revolving Promissory Note, dated as of November 10, 2005, between iHC, as maker, and the Company, as payee (as amended by the first amendment dated as of December 23, 2009 and the second amendment dated as of October 23, 2013, the “Note”), and (ii) paid a special cash dividend to Class A and B stockholders of record at the closing of business on October 2, 2017, in an aggregate amount equal to $25.0 million, or $0.0687 per share, using proceeds of the Demand. As the indirect parent of the Company, iHC received approximately 89.5%, or approximately $22.4 million, of the dividend proceeds through its wholly-owned subsidiaries. Following satisfaction of the Demand, the balance outstanding under the Note was reduced by $25.0 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: October 6, 2017	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

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